Exhibit 99.1

Leisure Acquisition Corp. Announces Receipt of and Plan to Appeal Nasdaq Listing Determination

NEW YORK, June 1, 2021 (GLOBE NEWSWIRE) — Leisure Acquisition Corp. (“LACQ” or the “Company”) (Nasdaq: LACQ, LACQU, LACQW), a special purpose acquisition company formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that on June 1, 2021, Nasdaq notified LACQ that trading in the Company’s securities on Nasdaq will be suspended effective with the open of the market on Thursday, June 3, 2021 due to the Company’s failure to complete an initial business combination by June 1, 2021, which date the notice stated represented the full extent of the Nasdaq Hearing Panel’s discretion in this matter. The Company expects that its securities will be immediately eligible to trade on the OTC Markets system on Thursday, June 3, 2021. Additional information about OTC Markets, Inc. along with the Company’s trading and quotation information can be found at www.otcmarkets.com.

As previously disclosed, the delay in the filing of the Company’s Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) resulted from the need to evaluate the accounting treatment for its warrants following the SEC’s issuance of guidance to all SPAC-related companies regarding the appropriate accounting for warrants in their financial statements. As a result of the late filing, the Company does not satisfy Nasdaq Listing Rule 5250(c)(1) and today submitted a plan to regain compliance with that requirement for the Nasdaq Hearings Panel’s consideration.

Although trading, if any, will occur in the over-the-counter market beginning June 3, 2021, the Company will remain technically listed on Nasdaq pending the expiration of all Nasdaq review and appeal processes. The Company plans to appeal Nasdaq’s decision so as to maintain the Nasdaq listing pending the filing of the Form 10-Q with the SEC and completion of the proposed merger with Ensysce Biosciences, Inc. (“Ensysce”). The Company is diligently working to complete those processes as quickly as possible; however, there can be no assurance that the Company will be able to complete the accounting evaluation and subsequent SEC filing(s) or complete the proposed merger with Ensysce prior to the expiration of the current SPAC period on June 30, 2021 or that the Company’s securities will trade on Nasdaq upon completion of the merger.

About Leisure Acquisition Corp.

LACQ is a blank check company formed for the purpose of effecting a merger or other business combination with a target company. LACQ is led by Lorne Weil and Daniel Silvers and completed its Initial Public Offering in December 2017. LACQ is listed on the Nasdaq Capital Market (NASDAQ: LACQ). Additional information can be found at www.leisureacq.com.

Important Information and Where to Find It

This press release relates to a proposed transaction between Ensysce and LACQ. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, LACQ has filed or intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/ prospectus. Promptly after the registration statement is declared effective by the SEC, LACQ will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. Investors and security holders of LACQ are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that LACQ will file with the SEC when they become available because they will contain important information about LACQ, Ensysce and the transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by LACQ with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by LACQ with the SEC also may be obtained free of charge at LACQ’s website at www.leisureacq.com or upon written request to LACQ at 250 West 57th Street, Suite 415, New York, New York 10107, or by calling LACQ at (212) 565-6940.

Participants in the Solicitation

LACQ, Ensysce and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Leisure’s shareholders in connection with the proposed transaction. Information about LACQ’s and Ensysce’s directors and executive officers and their ownership of Leisure’s securities is set forth in Leisure’s Amendment No. 4 to the Registration Statement on Form S-4 filed with the SEC on May 3, 2021. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the final proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of LACQ, the combined company or Ensysce, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management teams of Ensysce and LACQ and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Ensysce and LACQ. These forward-looking statements are subject to a number of risks and uncertainties, including the potential inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of LACQ is not obtained; the risk that LACQ is unable to maintain the listing of its securities on the Nasdaq stock market; the amount of redemption requests made by LACQ’s stockholders, and those factors discussed in LACQ’s Form 10-K for the year ended December 31, 2020, under the heading “Risk Factors,” and other documents LACQ has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus. If any of these risks materialize or LACQ’s and Ensysce’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LACQ nor Ensysce presently know, or that neither LACQ nor Ensysce currently believe are material, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements do not reflect LACQ’s or Ensysce’s expectations, plans or forecasts of future events and views as of the date of this press release. Neither LACQ nor Ensysce anticipate that subsequent events and developments will cause LACQ’s and Ensysce’s assessments to change. However, LACQ and Ensysce specifically disclaim any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing LACQ’s or Ensysce’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Leisure Acquisition Corp. Contact

George Peng (CFO, LACQ): +1 646 565 6940

SOURCE Leisure Acquisition Corp.